Exhibit 10.6

SynCardia Systems, Inc. 1992 E. Silverlake Rd. Tucson, Arizona 85713 Telephone: 520.545.1234 Facsimile: 520.903.1782

February 16, 2012

Doug Nutter

Dear Doug:

On behalf of SynCardia Systems, Inc., I am pleased to offer you the position of Chief Operating Officer reporting to the Chief Executive Officer. This is a conditional offer based on the results of your background checks and drug testing screen. In the event you receive an unfavorable result, your employment may be terminated.

This is a regular, full time position. In this position, your compensation will be $6,923.08 per bi-weekly payroll. You will be eligible for up to a 30% incentive based on initiatives and CEO discretion. You will accrue 20 days PTO per year. Your anticipated start date will be February 20, 2012.

You will be recommended for 25,000 stock options after 90 days employment. Based on performance and availability, you can earn 15,000 more options.

If a change in control of the company occurs, you will be entitled to your base salary for two years.

On your first day of employment, you will be asked to complete an I-9. You will be required to prove your right to work in the United States. Please bring two forms of identification with you. Examples of Identification include Driver’s License, Passport, Social Security Card, U.S. Military card, and U.S. Citizen ID Card. You will need to provide a voided check for direct deposit for your payroll.

You may be eligible to enroll in our benefits program, please speak with the HR manager for details on eligibility requirements and applicable waiting periods. SynCardia Systems, Inc. has partnered with ADP TotalSource, a Professional Employer Organization, in order to provide employees with a comprehensive set of quality and affordable benefits, on a pre-tax basis (benefits are subject to change). In addition, there are various employee discount programs available with various merchants.

This offer of employment, if not previously accepted by you, will expire at the 5:00pm on February 19, 2012. If you wish to accept the offer, please sign in the place provided below and fax (520-844-1133) or email it to me within the prescribed time.

We greatly look forward to having you join our Company and become a member of our team. However, we recognize that you retain the option, as does the Company, of ending your employment at any time, with or without notice and with or without cause. As such,

SynCardia Systems, Inc. 1992 E. Silverlake Rd. Tucson, Arizona 85713 Telephone: 520.545.1234 Facsimile: 520.903.1782

your employment with the Company is at-will and neither this letter nor any other oral or written representations may be considered a contract for any specific period of time.

Should you have any questions about starting with the Company or the opportunity I presented to you above, please do not hesitate to contact me. I can be reached at 520-545-1234.

Sincerely,

/s/ Michael Garippa
Michael Garippa
Chief Executive Officer/President

I agree to the terms of the employment set forth above and accept the terms of the offer as presented.

/s/ Doug Nutter	2/16/12

Signature	Date

SynCardia Systems, Inc. 1992 E. Silverlake Rd. Tucson, Arizona 85713 Telephone: 520.545.1234 Facsimile: 520.903.1782

May 14, 2015

Doug Nutter

RE: Employment Agreement Amendment:

Dear Doug:

If your employment by the Company is terminated without Cause (as defined in the Company’s Stock Option Plan) within 90 days preceding or one year following the effective date of a Change in Control (as defined in the Company’s Stock Option Plan), the Company will, upon your providing to the Company a fully effective release of claims in a form satisfactory to the Company within the time period specified therein and in no event later than 45 days following the termination of your employment, pay to you an amount equivalent to one year of your base salary then in effect plus your on-target annual performance bonus for the year in which such termination occurs.

Sincerely,

/s/ Michael Garippa
Michael Garippa
CEO and President

I agree to the terms of the employment set forth above and accept the terms of the offer as presented.

/s/ Doug Nutter	May 14, 2015

Signature	Date